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                        REVOLVING CREDIT LOAN AGREEMENT

                             MODIFICATION AGREEMENT



       THIS AGREEMENT made this 1st day of July, 1999, between UNI-MARTS, INC.,

a Delaware Corporation, with an address of 477 East Beaver Avenue, State

College, PA 16801-5690 ("Borrower") and U.S. BANK, a state banking association with an address of 216 Franklin Street, Johnstown, Pennsylvania, ("Lender")

provides as follows:

       Borrower have executed and delivered to Lender that certain Revolving

Loan Agreement (the "LOAN AGREEMENT") dated December 30, 1998, in the original principal amount of $10,000,000.00.

       NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound, Borrower and Lender agree to amend the Loan Agreement as follows:

       1.     Article 5, Section 5.8(j)(3) of the Loan Agreement requires the

Borrower to maintain a minimum tangible net worth of $24,000,000.  The Borrower has determined that its tangible net worth at the end of its third fiscal quarter will be between $23,800,000 and $23,900,000 and therefore, will violate this covenant of the Loan Agreement.  As a result of the violation of this covenant, the Loan Agreement provides that this is an Event of Default.

       2.     Lender, at the request of the Borrower, agrees to not consider this breach of the Affirmative Covenants to be an Event of Default for the

period through September 30, 1999.  As consideration for the Lender waiving this provision, the Borrower agrees to an increase to the Note interest rate from Libor plus 275 basis points to Libor plus 280 basis points.  The increase in the Note rate will be effective July 2, 1999 through September 30, 1999 at


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which time the Note interest rate will revert to the rate set forth in the

Note.

       3.     Borrower shall be responsible for all reasonable expenses

 incurred with respect to the documentation associated with this amendment.

       4.     Except as specifically amended by this Agreement, the Loan

Agreement shall remain unmodified and in full force and effect.

              IN WITNESS WHEREOF, the parties hereto cause this Revolving

Credit Loan Agreement to be executed as of the date first above written.

LENDER:
                                       U.S BANK


                                       By: /S/ Brian S. Bowser
                                           ----------------------------
                                           Brian S. Bowser
                                           Assistant Vice President


BORROWER:
ATTEST:                                UNI-MARTS, INC.


/S/ Harry A. Martin                    By: /S/ N. Gregory Petrick
-----------------------                    ----------------------------
Secretary                                  N. Gregory Petrick
                                           Vice President/CFO





















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